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                                                                    Exhibit 23.3

               Consent of Ernst & Young LLP, Independent Auditors

We consent to the incorporation by reference in the Post-Effective Amendment No. 1 to Registration Statement (Form S-8 No. 333-40720) of Globespan, Inc., pertaining to the Globespan, Inc. 1999 Equity Incentive Plan, Globespan, Inc. 1999 Supplemental Plan, Globespan, Inc. Employee Stock Purchase Plan, T.sqware, Inc. 1997 Stock Option Plan, iCompression, Inc. 1998 Equity Incentive Plan, and the Internext Compression, Inc. 1997 Equity Incentive Plan, of our report dated March 15, 2000, except as to Note 11, as to which the date is April 20, 2000, with respect to the consolidated financial statements of T.sqware, Inc. incorporated by reference in the Current Report (Form 8-K/A) of Globespan, Inc. and included in the Registration Statement (Form S-3 No. 333-40782) and related Prospectus of Globespan, Inc. filed with the Securities and Exchange Commission.



                                                           /s/ Ernst & Young LLP

San Jose, California
February 6, 2001